UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 4, 2003

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

Park 80 East
Saddle Brook, New Jersey	07663-5291
(Address of Principal Executive Offices)	(Zip Code)

201-791-7600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Item 5.    Other Events and Regulation FD Disclosure.

Sealed Air Corporation (the “Company”) has recently become aware of a lawsuit seeking class action status filed on September 15, 2003, in the U.S. District Court for the District of New Jersey, on behalf of all persons who purchased or otherwise acquired the securities of the Company during the period from March 27, 2000 through July 30, 2002 (the “Class Period”). The lawsuit names the Company and certain current and former officers and directors of the Company as defendants.  The Company has not received service of process in this lawsuit.

The lawsuit makes a number of allegations against the defendants, including allegations that during the Class Period the defendants materially misled the investing public, artificially inflated the price of the Company’s common stock by publicly issuing false and misleading statements and violated Generally Accepted Accounting Principles by failing to accrue for the Company’s contingent liability for asbestos claims arising from past operations of W.R. Grace & Co.  The plaintiffs seek compensatory damages and other relief.

The Company intends to vigorously defend the lawsuit, since the Company believes that it properly disclosed its contingent liability for Grace’s asbestos claims.  Although the Company believes that it should have no liability in this lawsuit, until the Company has had the opportunity to evaluate the claims made in the lawsuit, it cannot estimate the likelihood or potential costs of an unfavorable outcome.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

By:

/s/ Mary A. Coventry

	Name:	Mary A. Coventry
	Title:	Vice President
Dated: November 4, 2003